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                    GENESIS HEALTH VENTURES AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    QUARTERS ENDED DECEMBER 31, 1997 AND 1996       Exhibit 11
                 (in thousands, except share and per share data)
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                                                                         December 31,          December 31,
                                                                            1997                   1996
                                                                      ------------------     -----------------
Basic Earnings Per Share:

        Earnings before extraordinary item                                     $ 12,822              $ 11,508
        Extraordinary item, net of tax                                           (1,924)                 (553)
                                                                      ------------------     -----------------
        Net income                                                             $ 10,898              $ 10,955
                                                                      ------------------     -----------------

        Weighted average shares                                              35,079,426            33,096,946

        EPS before extraordinary item                                            $ 0.37                $ 0.35
        EPS extraordinary item, net of tax                                        (0.05)                (0.02)
                                                                      ------------------     -----------------
        EPS net income                                                           $ 0.31                $ 0.33
                                                                      ==================     =================

Diluted Earnings Per Share:

        Earnings before extraordinary item                                     $ 12,822              $ 11,508
        Extraordinary item, net of tax                                           (1,924)                 (553)
                                                                      ------------------     -----------------
        Net income                                                             $ 10,898              $ 10,955
                                                                      ------------------     -----------------

        Adjustments to net income

          Interest expense, amortization and other costs
             related to the assumed conversion of the
             convertible debentures, net of tax                                       -                   303

                                                                      ------------------     -----------------
        Adjusted net income                                                    $ 10,898              $ 11,258
                                                                      ------------------     -----------------

        Weighted average shares & common stock equivalents
             Common shares                                                   35,079,426            33,096,946
             Dilutive effect of unexcersised stock options                      515,055               535,552
             Convertible debenture shares                                             -             1,746,205

                                                                      ------------------     -----------------
        Total                                                                35,594,481            35,378,703
                                                                      ------------------     -----------------


        EPS before extraordinary item                                            $ 0.36                $ 0.33
        EPS extraordinary item, net of tax                                        (0.05)                (0.01)
                                                                      ------------------     -----------------
        EPS net income                                                           $ 0.31                $ 0.32
                                                                      ==================     =================
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